UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2013

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On April 1, 2013, Millennial Media, Inc. (the “Company”) completed its previously announced acquisition of Metaresolver, Inc. (“Metaresolver”), a privately held mobile media buying and targeting platform, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 15, 2013, by and among the Company, Mojo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Metaresolver and Michael Dearing, as the Stockholders’ Representative.  The Merger Agreement was amended by letter agreement dated March 31, 2013, by and between the Company and Metaresolver (the “Amendment,” and together with the Merger Agreement, the “Agreement”).  At the closing, Merger Sub was merged with and into Metaresolver (the “Merger”).  As a result of the Merger, the separate corporate existence of Merger Sub ceased and Metaresolver continued as the surviving corporation and a wholly owned subsidiary of the Company.

Pursuant to the Agreement, the Company acquired Metaresolver for $14.0 million in cash, subject to adjustment as set forth in the Merger Agreement.  The Company funded the acquisition through cash on hand.  Of the total consideration, $2.1 million was deposited into an escrow fund to secure the indemnification obligations of Metaresolver’s equity holders to the Company pursuant to the Merger Agreement.

Neither the Company nor any of its affiliates has any material relationship with any of Metaresolver’s stockholders other than in respect of the Merger and the transactions contemplated thereby.

The description of the Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2013, the Company announced a streamlining of its management team following the closing of its acquisition of Metaresolver.  As a result, the Company and each of Chris Brandenburg, the Company’s Executive Vice President and Chief Technology Officer, and Stephen Root, the Company’s Executive Vice President and principal operating officer, mutually agreed to the terminations of employment of Messrs. Brandenburg and Root on that date.  Concurrently with the termination of his employment, Mr. Root entered into a consulting agreement pursuant to which Mr. Root will continue to provide consulting services to the Company for a period of one year.  Mr. Root’s previously granted stock options will continue to vest during the term of the consulting agreement.

In connection with Mr. Root’s departure, Paul Palmieri, the Company’s President and Chief Executive Officer, will assume the role of the Company’s principal operating officer.  He will retain his current responsibilities while serving in this role.  The information required by Item 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Palmieri is incorporated herein by reference from the Company’s final prospectus dated October 23, 2012 filed with the Securities and Exchange Commission on October 24, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 7.01.                                        Regulation FD Disclosure.

On April 5, 2013, the Company issued a press release announcing the completion of the acquisition of Metaresolver and the transitions of its management team.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the date this report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the date this report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated April 5, 2013, entitled “Millennial Media Closes Acquisition of Metaresolver and Strengthens Executive Management Team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2013	MILLENNIAL MEDIA, INC.

	By:	/s/ Michael B. Avon
Michael B. Avon
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release dated April 5, 2013, entitled “Millennial Media Closes Acquisition of Metaresolver and Strengthens Executive Management Team.”